Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Effective as of January 1, 2018, Business First Bancshares, Inc. (“Business First”), the parent company of Business First Bank, Baton Rouge, Louisiana, completed its previously announced acquisition of Minden Bancorp, Inc. (“Minden Bancorp”), the parent company of MBL Bank, Minden, Louisiana. Pursuant to the Agreement and Plan of Reorganization dated October 5, 2017 (the “Reorganization Agreement”) by and among Business First, Minden Bancorp and BFB Acquisition Company, a wholly-owned subsidiary of Business First (“BFB Acquisition Company”), BFB Acquisition Company was merged with and into Minden Bancorp, with Minden Bancorp surviving the merger (the “Merger”). Immediately following the initial Merger, Minden Bancorp was merged with and into Business First, with Business First surviving, and MBL Bank was merged with and into Business First Bank, with Business First Bank surviving the merger.

The unaudited pro forma financial information is based on historical financial statements for both Business First and Minden Bancorp. The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 gives effect to the Minden Bancorp acquisition as if it was completed on such date. The unaudited pro forma combined consolidated income statement for the year ended December 31, 2016 and the nine months ended September 30, 2017 illustrates the effect of the acquisition of Minden Bancorp had it occurred on January 1, 2016.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Business First contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2017, and Minden Bancorp’s historical audited financial statements for the year ended December 31, 2016, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma financial information is presented based on the assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking. The unaudited pro forma combined financial statements also do not reflect non-recurring charges related to integration activities.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

business first bancshares, inc. and subsidiaries

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As Of SEPTEMBER 30, 2017

(all amounts are in thousands, except per share data, unless otherwise included)

	Business First Bancshares	Minden Bancorp	Business First Bancshares Capital Raise	Pre-Closing Minden Bancorp Dividend (i)	Purchase Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	39,181	18,138	62,455	(19,996)	(56,187)	a	43,591
Available-for-sale investment securities	186,149	104,895			240	b	291,284
Loans, net of unearned income	937,776	192,118			(2,650)	c	1,127,244
Allowance for loan losses	(9,241)	(2,048)			2,048	c	(9,241)
Net loans	928,535	190,070			(602)		1,118,003
Mortgage loans held for sale	332	-					332
Premises and equipment (net)	8,974	2,711					11,685
Bank owned life insurance	23,039	736			(2)	d	23,773
Others real estate owned	267	-					267
Goodwill	6,824	-			25,991	e	32,815
Other intangible assets	2,072	-			2,494	f	4,566
Other assets	18,458	1,622			-		20,080
Total assets	1,213,831	318,172	62,455	(19,996)	(28,066)		1,546,396
Liabilities
Non-interest-bearing	268,520	33,309					301,829
Interest bearing	746,574	216,010			-		962,584
Total deposits	1,015,094	249,319			-		1,264,413
Borrowings	71,962	18,174			-		90,136
Other liabilities	6,716	1,435			1,182	g	9,333
Total liabilities	1,093,772	268,928	-		1,182		1,363,882
Equity
Preferred stock	-	-
Common stock	6,933	24	3,300		(24)	h	10,233
Surplus	85,136	30,988	59,155		(30,988)	h	144,291
Retained earnings	28,380	18,313		(19,996)	1,683	h	28,380
Accumulated other comprehensive income	(390)	(81)			81	h	(390)
Total shareholders’ equity	120,059	49,244	62,455	(19,996)	(29,248)		182,514
Non-controlling interest	-	-			-		-
Total equity	120,059	49,244	62,455	(19,996)	(29,248)		182,514
Total liabilities and shareholders’ equity	1,213,831	318,172	62,455	(19,996)	(28,066)		1,546,396

Basic common shares outstanding	6,932,570	2,408,154	3,299,925		(2,408,154)		10,232,495
Book value per basic common share outstanding	17.32	20.45					17.84

a. Cash purchase price paid for shares, options and restricted stock awards

b. Adjust Minden Bancorp securities to fair market value per FTN Financial (difference in valuation between Minden Bancorp and Business First Bancshares bond accounting systems)

c. Elimination of Minden Bancorp Allowance for Loan Losses, recognition of $2.65MM purchased loan discount

d. Fair market value adjustment to BOLI asset

e. Recognition of unallocated goodwill

f. Core deposit intangible

g. Net of deferred tax asset and liability entries associated with transaction, plus a balancing entry to reconcile September 30, 2017 data to January 1, 2018 data

h. Elimination of Minden Bancorp’s equity

i. Reflects pre-closing dividend of $8.30 per share paid on January 2, 2018 business first bancshares, inc. and subsidiaries

UNAUDITED PRO FORMA COMBINED CONSOLIDATED Income Statement

For the YEar Ended December 31, 2016

(all amounts are in thousands, except per share data, unless otherwise included)

	Business First Bancshares	Minden Bancorp	Business First Bancshares Capital Raise	Pro Forma Combined	Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	39,468	10,653		50,121	─	a	50,121
Interest income on securities	3,781	1,903		5,684	--	e	5,684
Other interest income	169	82		251			251
Total interest income	43,418	12,638		56,056			56,056
Interest expense:
Interest expense on deposits	5,152	1,536		6,688	─	d	6,688
Interest expense on borrowings	674	28		702			702
Total interest expense	5,826	1,564		7,390			7,390
Net interest income	37,592	11,074		48,666			48,666
Provision for loan losses	1,220	211		1,431			1,431
Net interest income after provision	36,372	10,863		47,235			47,235
Non-interest income:
Service charges on deposit accounts	2,033	563		2,596			2,596
Gain on sale of securities	232	4		236			236
Other non-interest income	3,156	370		3,526			3,526
Total non-interest income	5,421	937		6,358			6,358
Non-interest expense:
Salaries and employee benefits	19,471	2,900		22,371			22,371
Net occupancy and depreciation expense	4,574	725		5,299	─	b	5,299
Amortization of intangibles	276	─		276	249	c	525
Other non-interest expense	10,748	1,017		11,765			11,765
Total non-interest expense	35,069	4,642		39,711			39,960
Net earnings from continuing operations	6,724	7,158		13,882			13,633
Net earnings from discontinued Operations	─	─		─			─
Net earnings attributable to noncontrolling interest	─	─		─			─
Income tax expenses (benefit)	1,613	2,309		3,922	(85)	g	3,837
Net income	5,111	4,849		9,960			9,796
Preferred stock dividends	─	─		─			─
Net income available to common shareholders	5,111	4,849		9,960			9,796
Basic earnings per common share	0.73	2.07					0.95
Weighted average common shares outstanding	7,033,476	2,341,407	3,299,925		(2,341,407)	f	10,333,401
Diluted earnings per common share	0.70	2.00					0.92
Weighted average diluted common shares outstanding	7,315,083	2,426,875	3,299,925		(2,426,875)	f	10,615,008

See accompanying notes to the unaudited pro forma combined consolidated financial statements business first bancshares, inc. and subsidiaries

UNAUDITED PRO FORMA COMBINED CONSOLIDATED Income Statement

For the Nine Months Ended SEptember 30, 2017

(all amounts are in thousands, except per share data, unless otherwise included)

	Business First Bancshares	Minden Bancorp	Business First Bancshares Capital Raise	Pro Forma Combined	Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	34,972	8,473		43,445	─	a	43,445
Interest income on securities	2,872	1,630		4,502	─	e	4,502
Other interest income	85	99		184			184
Total interest income	37,929	10,202		48,131			48,131
Interest expense:
Interest expense on deposits	4,514	1,068		5,582	─	d	5,582
Interest expense on borrowings	632	32		664			664
Total interest expense	5,146	1,100		6,246			6,246
Net interest income	32,783	9,102		41,885			41,885
Provision for loan losses	1,907	98		2,005			2,005
Net interest income after provision	30,876	9,004		39,880			39,880
Non-interest income:
Service charges on deposit accounts	1,579	405		1,984			1,984
Gain on sale of securities	31	(274)		(243)			(243)
Other non-interest income	2,535	288		2,823			2,823
Total non-interest income	4,145	419		4,564			4,564
Non-interest expense:
Salaries and employee benefits	15,940	2,067		18,007			18,007
Net occupancy and depreciation expense	3,498	511		4,009	─	b	4,009
Amortization of intangibles	207	─		207	187	c	394
Other non-interest expense	7,449	897		8,346			8,346
Total non-interest expense	27,094	3,475		30,569			30,756
Net earnings from continuing operations	7,927	5,948		13,875			13,688
Net earnings from discontinued Operations	─	─		-			-
Net earnings attributable to noncontrolling interest	─	─		-			-
Income tax expenses (benefit)	2,217	1,917		4,134	(63)	g	4,071
Net income	5,710	4,031		9,741			9,617
Preferred stock dividends	─	─		─			─
Net income available to common shareholders	5,710	4,031		9,741			9,617
Basic earnings per common share	0.82	1.70					0.94
Weighted average common shares outstanding	6,926,684	2,367,721	3,299,925		(2,367,721)	f	10,226,609
Diluted earnings per common share	0.78	1.65					0.91
Weighted average diluted common shares outstanding	7,309,466	2,436,030	3,299,925		(2,436,030)	f	10,609,391

See accompanying notes to the unaudited pro forma combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 and the unaudited pro forma combined consolidated income statement for the nine months ended September 30, 2017 and for the year ended December 31, 2016, are based on the historical financial statements of Business First and Minden Bancorp after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 gives effect to the merger as if it occurred on such date. The unaudited pro forma combined consolidated income statement for the nine months ended September 30, 2017 and for the year ended December 31, 2016 gives effect to the merger as if it occurred on January 1, 2016. Such financial statements do not reflect any cost savings or operating synergies which may occur subsequent to the merger, or the cost to achieve such cost savings or operating synergies or any anticipated disposition of assets which may result from integration of the operations of the two companies. The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operation or financial position that might have been achieved for the periods indicated, nor is it necessarily indicative of the future results of the combined company. Certain historical financial information has been reclassified to conform to the current presentation.

The transaction will be accounted for under the acquisition method of accounting in accordance with the Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (ASC 805). Under ASC 805, all of the assets acquired and liabilities assumed in a business combinations are recognized at their acquisition-date fair values, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, net of deferred tax allocations, is recorded to goodwill.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of:

●	changes in the fair values of Minden Bancorp’s assets and liabilities;

●	changes used or generated in Minden Bancorp’s operations between signing of the reorganization agreement and completion of the merger;

●	other changes in Minden Bancorp’s net assets that occur prior to completion of the merger; and

●	actual financial results of the combined company.

Note 2—Pro Forma Allocation of Purchase Price

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:	$(000)
Cash purchase price	56,187

Net assets acquired:
Cash and cash equivalents	(1,858)
Available-for-sale investment securities	105,135
Loans, net of unearned income	189,468
Mortgage loans held for sale	─
Premises and equipment	2,711
Bank owned life insurance	734
Other real estate owned	─
Other intangible assets	2,494
Other assets	1,622
Total assets	300,306
Non-interest bearing deposits	33,309
Interest bearing deposits	216,010
Total deposits	249,319
Borrowings	18,174
Other liabilities	2,617
Total liabilities	270,110
Net assets acquired	30,196
Goodwill	25,991

Note 3—Preliminary Unaudited Pro Form and Acquisition Accounting Adjustments

The following preliminary unaudited pro forma adjustments have been reflected in the unaudited condensed combined financial information. All adjustments are based on current valuations and assumptions which are subject to change. The descriptions related to these preliminary adjustments are as follows:

(a)

Purchase Accounting Adjustments— Based on Business First’s initial evaluation of the acquired portfolio of loans, a fair value adjustment of $(2.65) million was recorded to reflect the credit risk of the portfolio. No material interest rate risk adjustment was identified.

(b)

Purchase Accounting Adjustments— The net fair value adjustment to the net book value of property held by Minden Bancorp is negligible based on Business First’s initial evaluation of comparable sales and other relevant market information obtained from an independent third party. The adjustments to depreciation expense due to adjustments in estimated useful life are also considered immaterial.

(c)

Purchase Accounting Adjustments— Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $2.5 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $249,000 for the year ended December 31, 2016 and $186,750 for the nine months ended September 30, 2017.

(d)	Purchase Accounting Adjustments— Minden Bancorp's fixed-rate deposit liabilities bear rates similar to current market rates. No fair value adjustment was necessary.

(e)

Purchase Accounting Adjustments— Accumulated other comprehensive income was adjusted to reverse Minden Bancorp’s historical accumulated other comprehensive income balance. The minimal ($81,000) unrealized loss that existed as of September 30, 2017 does not have a material impact on the income stream of the portfolio.

(f)

Purchase Accounting Adjustments— Common shares outstanding were adjusted to reverse Minden Bancorp’s shares outstanding and to record shares of Business First stock sold in the capital offering used to fund the transaction.

(g)	Pro Forma Adjustments— Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34% for 2016 and 2017.

Note 4—Preliminary Unaudited Pro Forma Regulatory and Tangible Capital Ratios

The following information reflects the unaudited pro forma balances used for calculating pro forma regulatory and tangible capital ratios as of September 30, 2017 for Business First and Business First Bank, and gives effect to the merger as if it occurred on that date.

Business First Bancshares, Inc.	As of September 30, 2017(1)	Adjustments		Pro Forma

Common stock plus surplus	92,069	62,455	(2)	154,524
Retained earnings	28,380			28,380
Accumulated other comprehensive income (AOCI)	(390)			(390)
Common equity tier 1 capital before adjustments and deductions	120,059			182,514
Less: Goodwill	6,824	25,991	(3)	32,815
Less: Other intangible assets net of DTLs	1,658	1,995	(3)	3,653
Less: Deferred tax assets	305			305
Less: AOCI	(390)			(390)
Less: Other Tier 1 Capital adjustments	76			76
Total Tier 1 Capital	111,586			146,055
Allowance for loan losses includable in Tier 2 capital	9,241			9,241
Total Capital	120,827			155,296
Average total tangible consolidated assets	1,178,773	300,119	(4)	1,478,892
Total risk-weighted assets	1,135,280	186,171	(5)	1,321,451
Risk-based capital ratios:
Common equity tier 1 capital ratio [6]	9.83%			11.05%
Tier 1 capital ratio [7]	9.83%			11.05%
Total capital ratio [8]	10.64%			11.75%
Tier 1 leverage ratio [9]	9.47%			9.88%

(1) As reported on Business First's FRY-9C filed with the Federal Reserve.
(2) Reflects net proceeds of Business First's 2017 stock offering
(3) Adjustment to reflect preliminary estimate of goodwill and intangibles net of the deferred tax liability. See also Note 2, “Pro Forma Allocations of Purchase Price.”

(4) Adjustments to average tangible assets include the following:
MBL Bank’s average assets as reported on the September 30, 2017 Call Report	321,661
Minden Bancorp's risk-weighted assets	─
Decrease for pre-closing dividend paid	(19,996)
Decrease for fair value adjustment on loans	(2,650)
Increase for reversal of MBL Bank’s allowance for loan losses	2,048
Adjustments for other merger-related fair value entries	(944)
Adjusted average assets	300,119

(5) Adjustment to reflect the risk-based assets as reported by MBL Bank on the September 30, 2017 Consolidated Reports of Condition and Income, adjusted by the following:
MBL Bank’s risk weighted assets as reported on the September 30, 2017 Call Report	189,765
Minden Bancorp's risk-weighted assets	─
Decrease for fair value adjustment on loans	(2,650)
Adjustments for other merger-related fair value entries	(944)
Adjusted risk-weighted assets	186,171
See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information regarding fair value adjustments.

(6) The common equity tier 1 capital ratio is calculated as common equity tier 1 capital divided by risk weighted assets.
(7) The tier 1 capital ratio is calculated as total tier 1 capital divided by risk weighted assets.
(8) The total capital ratio is calculated as total qualified capital divided by risk weighted assets.
(9) The tier 1 leverage ratio is calculated as tier 1 capital divided by average tangible assets for the quarter.

Business First Bank
	As of September 30, 2017(1)	Adjustments		Pro Forma
Common stock plus surplus	89,092	56,187	(2)	145,279
Retained earnings	33,220			33,220
Accumulated other comprehensive income (AOCI)	(390)			(390)
Common equity tier 1 capital before adjustments and deductions	121,922			178,109
Less: Goodwill	6,824	25,991	(3)	32,815
Less: Other intangible assets net of DTLs	1,658	1,995	(3)	3,653
Less: Deferred tax assets	305			305
Less: AOCI	(390)			(390)
Less: Other Tier 1 Capital adjustments	76			76
Total Tier 1 Capital	113,449			141,650
Allowance for loan losses includable in Tier 2 capital	9,241			9,241
Total Capital	122,690			150,891
Average total tangible consolidated assets	1,177,563	300,119	(4)	1,477,682
Total risk-weighted assets	1,133,866	186,171	(5)	1,320,037
Risk-based capital ratios:
Common equity tier 1 capital ratio [6]	10.01%			10.73%
Tier 1 capital ratio [7]	10.01%			10.73%
Total capital ratio [8]	10.82%			11.43%
Tier 1 leverage ratio [9]	9.63%			9.59%

(1) As reported on Business First Bank's September 30, 2017 Call Report filed with the FDIC.
(2) Reflects net assets of MBL Bank acquired
(3) Adjustment to reflect preliminary estimate of goodwill and intangibles net of the deferred tax liability. See also Note 2, “Pro Forma Allocation of Purchase Price.”
(4) Adjustments to average tangible assets include the following:
MBL Bank’s average assets as reported on the September 30, 2017 Call Report	321,661
Decrease for pre-closing dividend paid	(19,996)
Decrease for fair value adjustment on loans	(2,650)
Increase for reversal of MBL Bank’s allowance for loan losses	2,048
Adjustments for other merger-related fair value entries	(944)
Adjusted average assets	300,119

(5) Adjustment to reflect the risk-based assets as reported by MBL Bank on the September 30, 2017 Consolidated Reports of Condition and Income, adjusted by the following:
MBL Bank’s risk weighted assets as reported on the September 30, 2017 Call Report	189,765
Decrease for fair value adjustment on loans	(2,650)
Adjustments for other merger-related fair value entries	(944)
Adjusted risk-weighted assets	186,171
See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information regarding fair value adjustments.

(6) The common equity tier 1 capital ratio is calculated as common equity tier 1 capital divided by risk weighted assets.
(7) The tier 1 capital ratio is calculated as total tier 1 capital divided by risk weighted assets.
(8) The total capital ratio is calculated as total qualified capital divided by risk weighted assets.
(9) The tier 1 leverage ratio is calculated as tier 1 capital divided by average tangible assets for the quarter.